UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 30, 2018

PROPEL MEDIA, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-55360	47-2133177
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

2010 Main Street, Suite 900, Irvine, California 92614

(Address of Principal Executive Offices) (Zip Code)

(949) 251-0640

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement.

New Credit Facility

On May 30, 2018, the Company entered into a new senior secured credit facility (the “Facility”) with certain affiliates of MGG Investment Group, LP (“MGG”). The Facility provides for a senior secured term loan in the aggregate principal amount of $50,000,000 (the “Term Loan”) and a revolving credit facility in an aggregate principal amount not to exceed $7,000,000 at any time outstanding (the “Revolver”). The Company entered into the Facility in order to refinance its Existing Financing Agreement (as defined below).

At the closing of the transactions contemplated by the Facility on May 30, 2018, the Term Loan and Revolver were borrowed in full. The proceeds of the Facility are being used: (i) to repay existing debt under the Existing Financing Agreement, (ii) to pay fees and expenses related to the Facility and the transactions contemplated therein, (iii) to pay $5 million to certain of the Transferors (as defined below) as a portion of the deferred consideration due to them under the Exchange Agreement (as defined below) entered into in connection with the business combination between Kitara Media Corp. and Propel Media LLC (formerly known as Future Ads LLC), and (iv) for general working capital purposes.

The Facility matures five years from the closing date. The Company may borrow, repay, and re-borrow the Revolver prior to maturity, subject to the terms, provisions, and limitations set forth in the Facility.

Subject to the terms of the Facility, at the option of the Company, the loans or any portion thereof shall be either a Reference Rate Loan or a LIBOR Rate Loan. Each portion of the loans that is a Reference Rate Loan shall bear interest on the principal amount thereof from time to time outstanding, from the date of the loan until repaid, at a rate per annum equal to the Reference Rate (as defined in the Facility) plus 6.75%, and each portion of the loans that is a LIBOR Rate Loan shall bear interest on the principal amount thereof from time to time outstanding, from the date of the loan until repaid, at a rate per annum equal to the LIBOR Rate (as defined in the Facility) for the Interest Period in effect for the loan (or such portion thereof) plus 9.00%.

The Company shall repay the outstanding principal amount of the Term Loan in consecutive quarterly installments in equal amounts of $1,250,000 on the last day of each March, June, September and December commencing on September 30, 2018. Additionally, the Company is required to make an annual prepayment on the outstanding principal amount of the Term Loan in an amount equal to a certain percentage of the Company’s Excess Cash Flow (as defined in the Facility) within 90 days after the end of each fiscal year commencing on December 31, 2018. The remainder of the Term Loan and any outstanding balance on the Revolver are due and payable on the maturity date.

The Company’s obligations under the Facility are secured by first priority security interests granted to MGG on substantially all of the Company’s tangible and intangible assets.

The Facility and related loan documents contain customary representations and warranties and affirmative and negative covenants, including covenants that restrict the Company’s ability to, among other things, create certain liens, make certain types of borrowings, engage in certain mergers, acquisitions, consolidations, or asset sales, make capital expenditures, enter into affiliate transactions, pay dividends or other distributions, and make certain payments affecting subsidiaries. The Facility provides for customary events of default, including, among other things, if a change of control of the Company occurs. The maturity of the Facility may be accelerated upon the occurrence of an event of default.

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The foregoing description of the Facility does not purport to be a complete description of the parties’ rights and obligations under the Facility and the other documents and transactions contemplated thereby. As such, the foregoing description of the Facility is qualified in its entirety by reference to the complete text of the agreement entered into in connection with the Facility, which is filed as an exhibit to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated by reference herein.

Amendment to Exchange Agreement

In connection with the Facility, on May 30, 2018, the Company entered into a Fifth Amendment (the “Amendment”) to the Unit Exchange Agreement (the “Exchange Agreement”), dated as of October 10, 2014, as amended, by and among the Company, Kitara Media Corp., Propel Media LLC (formerly known as Future Ads LLC), and the former members of Propel Media LLC (the “Transferors”). Prior to the Amendment, the Exchange Agreement provided that, on or prior to June 30, 2019, $10,000,000 of additional consideration (the “Additional Consideration”) was payable by the Company to certain of the Transferors in cash and/or shares of the Company’s common stock. Pursuant to the Amendment, $5,000,000 of the Additional Consideration shall be paid to such Transferors in cash on or prior to June 13, 2018. The remaining $5,000,000 of the Additional Consideration shall be repaid in connection with an equity capital raise, which the Company shall use its reasonable best efforts to complete prior to June 30, 2023, out of the Company’s earnings, as permitted under the Facility, or out of the Company’s available working capital as determined by the Company’s board of directors in its sole discretion, provided any applicable consent of the Company’s lenders is obtained.

The foregoing summary of the Amendment is qualified in its entirety by reference to the text of the Amendment, which is filed as an exhibit to this Current Report on Form 8-K as Exhibit 2.1 and is incorporated herein by reference.

Item 1.02.	Termination of a Material Definitive Agreement.

In connection with the closing of the Facility, on May 30, 2018, the Company terminated all outstanding commitments and paid all outstanding loans under that certain Financing Agreement dated as of January 28, 2015 by and among the Company, Kitara Media Corp., and Propel Media LLC as borrowers, certain of their subsidiaries as guarantors, and certain financial institutions as lenders, HPS Investment Partners, LLC,, as collateral agent for the lenders, and PNC Bank, National Association, as a lender and administrative agent for the lenders (the “Existing Financing Agreement”). As of May 30, 2018, immediately prior to the effectiveness of the Facility, the aggregate principal amount of the loans outstanding under the Existing Financing Agreement was approximately $53.2 million.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description

2.1	Fifth Amendment, dated as of May 30, 2018, to the Unit Exchange Agreement, dated as of October 10, 2014, by and among Kitara Media Corp., Propel Media, Inc., formerly known as Kitara Holdco Corp., Propel Media LLC, formerly known as Future Ads LLC, Lowenstein Enterprises Corporation, Family Trust of Jared L. Pobre U/A DTD 12/13/2004, Newport Holding Trust and Neptune Capital Trust.

10.1	Financing Agreement, dated as of May 30, 2018, by and among Propel Media, Inc. and each of its subsidiary listed as a borrower on the signature pages thereto, as Borrowers, each of its subsidiaries listed as a guarantor on the signature pages thereto, as Guarantors, the lenders from time to time party thereto, MGG California LLC, as Collateral Agent, and MGG California LLC, as Administrative Agent.

10.2	Pledge and Security Agreement, dated as of May 30, 2018, by each of the Guarantors referred to therein, in favor of MGG Investment Group, LP, as Secured Party.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 30, 2018

PROPEL MEDIA, INC.

By:	/s/ Marv Tseu
Name: Marv Tseu
Title: Chief Executive Officer

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